UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 27, 2026
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 24, 2025 (the “Merger Agreement”), by and between Mid Penn Bancorp, Inc., a Pennsylvania corporation (“Mid Penn”), and 1st Colonial Bancorp, Inc., a Pennsylvania corporation (“1st Colonial”).

Effective on February 27, 2026 (the “Closing Date”), Mid Penn completed its previously announced acquisition of 1st Colonial (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, 1st Colonial merged with and into Mid Penn (the “Merger”) at the effective time of the Merger (the “Effective Time”), with Mid Penn surviving the Merger. Promptly following the Merger, 1st Colonial Community Bank, a New Jersey-chartered bank and wholly owned subsidiary of 1st Colonial, merged with and into Mid Penn Bank (“Mid Penn Bank”), a Pennsylvania banking institution and wholly owned subsidiary of Mid Penn (the “Bank Merger”), with Mid Penn Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the terms of Merger Agreement, at the Effective Time, each share of common stock, par value $0.0 per share, of 1st Colonial (“1st Colonial Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive, at the election of the holder of such shares of 1st Colonial Common Stock, either (a) 0.6945 of a share of common stock, par value $1.00 per share, of Mid Penn (“Mid Penn Common Stock”) (the “Exchange Ratio”) and cash in lieu of fractional shares or (b) $18.50 per share of 1st Colonial Common Stock (the “Cash Consideration”), subject to adjustment and proration as described in the Merger Agreement, such that 60% of 1st Colonial Common Stock was converted into Mid Penn Common Stock while the remaining 40% of 1st Colonial Common Stock was exchanged for the Cash Consideration.

Pursuant to the Merger Agreement, at the Effective Time, each option granted by 1st Colonial to purchase shares of 1st Colonial Common Stock (“1st Colonial Option”), whether vested or unvested, outstanding and unexercised immediately prior to the Effective Time was cancelled and converted into the right to receive a single lump sum cash payment by Mid Penn, equal to the product of (i) the number of shares of 1st Colonial Common Stock subject to such 1st Colonial Option immediately prior to the Effective Time, and (ii) the excess, if any, of (A) $18.50 over (B) the exercise price per share of such 1st Colonial Option, less any applicable taxes required to be withheld and applicable payroll deductions; provided, however, that if the exercise price per share of any such 1st Colonial Option was equal to or greater than $18.50, such 1st Colonial Option was cancelled at the Effective Time without any cash payment being made in respect thereof.

Each outstanding restricted stock unit granted under 1st Colonial’s equity compensation plans became vested and was settled prior to the Effective Time for one share of 1st Colonial Common Stock (subject to adjustment for any accrued but unpaid dividends and shares withheld to satisfy tax obligations, as provided in the Merger Agreement), which converted into fully vested shares of Mid Penn Common Stock or Cash Consideration, as applicable, at the Effective Time in accordance with the Exchange Ratio.

In connection with the Merger, Mid Penn issued approximately 2,111,076 shares of Mid Penn Common Stock and paid holders of 1st Colonial Common Stock approximately $37.5 million in cash. Each share of Mid Penn Common Stock outstanding prior to the Merger remained outstanding and unaffected by the Merger. The issuance of shares of Mid Penn Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-291759) filed by Mid Penn with the Securities and Exchange Commission (the “SEC”) on November 24, 2025, as amended, and declared effective on December 19, 2025.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, and in connection with the Merger, Thomas R. Brugger, a former director of 1st Colonial, was appointed to serve as a Class A director of Mid Penn and Mid Penn Bank. Other than the Merger Agreement, there are no arrangements between Mr. Brugger and any other person to which he was selected as a director. There are no transactions in which Mr. Brugger has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Brugger, 59 brings over 30 years of experience in the banking industry and most recently served as the Chief Financial Officer of Orrstown Bank of Harrisburg, Pennsylvania, until his retirement in April 2021. Prior to this role, Mr. Brugger held the position of Chief Financial Officer for Sun National Bank of Mount Laurel, New Jersey, as well as Chief Financial Officer for Customers Bank of Wyomissing, Pennsylvania. He also served as Executive Vice President & Corporate Treasurer of Sovereign Bank of Wyomissing, Pennsylvania. In addition to serving as a director of 1st Colonial, he also served as the Chairman of 1st Colonial’s Audit Committee and Compensation Committee prior to the Closing. Mr. Brugger is a graduate of the Pennsylvania State University with a B.S. in Accounting.

Mr. Brugger was appointed to the Audit Committee and Risk Committee of the Mid Penn Board and the Trust Committee of the Mid Penn Bank Board effective as of the Effective Time.

Mr. Brugger will receive the same compensation as currently paid to Mid Penn’s non-employee directors for his service as a director. Additionally, and subject to applicable eligibility requirements, Mr. Brugger is eligible to participate in Mid Penn’s 2023 Stock Incentive Plan and Director Deferred Fee Plan. A description of Mid Penn’s standard non-employee director compensation, the 2023 Stock Incentive Plan and Director Deferred Fee Plan are described under the headings “Compensation of the Board” and “Components of Compensation – Equity Incentive Plans” in Mid Penn’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2025.

ITEM 7.01    Regulation FD Disclosure.

On March 2, 2026, Mid Penn issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act.

ITEM 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not required in connection with this acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro Forma Financial Information.

Not required in connection with this acquisition pursuant to Article 11 of Regulation S-X.

(c) Not applicable.

(d) Exhibits:

2.1 Agreement and Plan of Merger, dated as of September 24, 2025, by and between Mid Penn Bancorp, Inc. and 1st Colonial Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of Mid Penn Bancorp, Inc.’s Form 8-K filed with the SEC on September 25, 2025).

99.1 Press Release of Mid Penn Bancorp, Inc., dated March 2, 2026.

104 Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: March 2, 2026	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer